Exhibit 10.4

2005 TITANIUM METALS CORPORATION

PROFIT SHARING PLAN

(Amended and Restated as of July 1, 2011)

I. PURPOSE

The purpose of the 2005 Titanium Metals Corporation Profit Sharing Plan is to attract and retain high quality employees and executives and to provide incentives to such employees and executives to maximize the annual financial performance of Titanium Metals Corporation and its related entities and thereby increase shareholder value. The 2005 Titanium Metals Corporation Profit Sharing Plan is intended to qualify for the exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for qualified “performance-based compensation.”

II. EFFECTIVE DATE OF PLAN

The effective date of the Plan (as defined below) shall be January 1, 2005.

III. DEFINITIONS

(a)	“Annual Operating Plan” shall mean the annual business operating plan of the Company approved by the Board of Directors for a given fiscal year.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)

“Compensation Committee” shall mean the committee comprised of two or more directors of the Company which shall have the authority to administer the Plan. No member of the Compensation Committee shall be a current employee of the Company, a former employee who is currently receiving compensation from the Company for prior services (other than benefits under a tax-qualified retirement plan), a current or former officer of the Company, or shall receive or have received remuneration from the Company within the meaning of Treas. Reg. §1.62-27(e)(3), either directly or indirectly, in any capacity other than as a director.

(d)	“Company” shall mean Titanium Metals Corporation including its subsidiaries.

(e)

“Disability” shall mean disability by bodily injury or disease, either occupational or non-occupational in cause, permanently preventing, on the basis of medical evidence satisfactory to the Company, the Eligible Employee from engaging in any occupation or employment with the Company.

(f)

“Eligible Earnings” shall mean the aggregate base earnings (as defined by local pay practices or any applicable contract) actually paid to an Eligible Employee with respect to a given Plan Year; provided, however, that any amount of base earnings that a Eligible Employee would have received in a given Plan Year but for a voluntary reduction in base earnings (not related to reduced work hours) shall be included in the determination of Eligible Earnings for such year.

(g)

“Eligible Employee” shall mean all regular employees who are employed by the Company who are designated by the Relevant Authority as being eligible and who meet the Plan’s other eligibility requirements in Section IV of the Plan. Leased employees, independent contractors, agents, consultants, and other persons having a similar arrangement with the Company shall not be Eligible Employees.

(h)

“Highly-Compensated Employee” shall mean an Eligible Employee whose aggregate annual compensation could exceed the maximum limit for deductibility established under Section 162(m) of the Internal Revenue Code.

(i)

“Maximum Operating Income Level” shall mean the Operating Income level established from time to time by the Board in a Plan Year above which no additional Performance-Based Compensation Awards shall be payable.

(j)

“Maximum Payout Percentage” shall mean the maximum percentage of Eligible Earnings of an Eligible Employee set from time to time by the Relevant Authority that will result in a Performance-Based Compensation Award pursuant to Section V of the Plan.

(k)

“Minimum Operating Income Level” shall mean the minimum Operating Income target established from time to time by the Board which must be achieved by the Company in a Plan Year before any Performance-Based Compensation Awards are payable under the Plan.

(l)

“Minimum Payout Percentage” shall mean the minimum percentage of Eligible Earnings of an Eligible Employee set from time to time by the Relevant Authority that will result in a Performance-Based Compensation Award pursuant to Section V of the Plan.

(m)

“Operating Income” shall mean the Company’s publicly reported, consolidated operating income, determined in accordance with generally accepted accounting principles, as may be adjusted by the Compensation Committee in its discretion to account for non-operational items of income or expense.

(n)	“Performance-Based Compensation Award” shall mean the cash award as determined by the application of Section V of the Plan.

(o)	“Plan” shall mean the 2005 Titanium Metals Corporation Profit Sharing Plan, as amended and restated from time to time.

(p)	“Plan Year” shall mean the 12 consecutive month period coinciding with the Company’s fiscal year.

(q)	“Relevant Authority” shall mean the Company’s Chief Executive Officer for compensation matters pertaining to all employees of the Company.

(r)

“Retirement” shall mean the voluntary termination or separation from employment (other than relating to death or disability) of an Eligible Employee with either a minimum of twenty-five (25) years of service to the Company or is age 55 with at least 10 years of service.

IV. ELIGIBILITY

Except in the case of an Eligible Employee’s death, Disability, Retirement, active military leave during the Plan Year or otherwise as required by law or contract, in order to be eligible to receive a Performance-Based Compensation Award under the Plan, an Eligible Employee must be employed by the Company (i) on the last day of the Plan Year and (ii) on the date of actual payment of the Performance-Based Compensation Award in the calendar year following the Plan Year. Henderson Bargaining Unit and Toronto Bargaining Unit Eligible Employees do not have to be employed by the Company on the date of actual payment of the award; however, they must be employed by the Company on the last day of the calendar year. Performance-Based Compensation Awards will be payable annually in a single cash payment, which will be made, at the discretion of the Company’s management with regard to timing but generally no later than March 15 of the year following a Plan Year (subject to completion of the company’s audit for a given Plan Year and the certification required by Section VI below). However, in the event an Eligible Employee is not employed on the last day of the Plan Year or on the date of actual payment of the Performance-Based Compensation Award made in accordance with Section V shall be paid to the Eligible Employee’s estate or to the Eligible Employee at the time the other Performance-Based Compensation Awards are paid to other Eligible Employees under the Plan.

V. SETTING OF PERFORMANCE GOALS AND CALCULATION OF PERFORMANCE-BASED COMPENSATION AWARDS

(a)

Performance-Based Compensation Awards shall be based upon a combination of the Company’s Operating Income and an Eligible Employee’s individual performance rating during each Plan Year. No Performance-Based Compensation Awards shall be payable if the Company’s Operating Income is less than the Minimum Operating Income Level. Performance-Based Compensation Awards shall be payable solely in accordance with the schedules determined and published from time to time by the Relevant Authority. Provided, however, that no Performance-Based Compensation Award for any Eligible Employee shall exceed $3,000,000 for a Plan Year.

(b)

The Compensation Committee will recommend to the Board, and the Board will approve, the Minimum Operating Income Level and Maximum Operating Income Level for the Plan Year. The Minimum Operating Income Level and Maximum Operating Income Level will be announced to the Eligible Employees as soon as practical after approval.

(c)

Each Eligible Employee will be assigned a Minimum Payout Percentage and Maximum Payout Percentage based upon such employee’s salary grade level and individual performance rating. Schedule A attached hereto and incorporated herein by reference contains the Payout Percentages for all Eligible Employees that shall be effective as of January 1, 2005. The Minimum Payout Percentage or Maximum Payout Percentage for any given individual (or group) may be modified by the Relevant Authority at any time and from time to time; provided, however, that any change to the Minimum Payout Percentage of Maximum Payout Percentage applicable to any Highly-Compensated Employee must be made no later than the ninetieth (90th) day of the given plan.

(d)

The Board shall have no discretion to establish a performance goal that would result in a Performance-Based Compensation Award to any Highly-Compensated Employee that is more than the Performance-Based Compensation Award that would have been earned by such Highly-Compensated Employee for such Plan Year based upon the Schedule A in effect as of the ninetieth (90th) day of the given Plan Year.

(e)	Performance-Based Compensation Awards shall be calculated as follows:

Actual Operating Income in Plan Year	Award (as percentage of Eligible Earnings)
Less than Minimum Operating Income Level	No award

Equal to or greater than Minimum Operating Income Level but less than Maximum Operating Income Level

Fully pro-rated percentage (rounded to the nearest 1/10th of a percent) between Eligible Employee’s Minimum Payout Percentage and Maximum Payout Percentage based upon (i) the Company’s actual Operating Income performance between Minimum Operating Income Level and Maximum Operating Income Level and (ii) each Eligible Employee’s individual performance rating, provided that the Eligible Employee receives a rating.

Equal to or greater than Maximum Operating Income Level	Based upon each Eligible Employee’s (i) Maximum Payout Percentage and (ii) individual performance rating.

An example illustrating the calculation of Performance-Based Compensation Awards is included at Schedule B attached hereto.

VI. CERTIFICATION BY COMPENSATION COMMITTEE

Notwithstanding any other provision of the Plan to the contrary, no Performance-Based Compensation Award may be paid to an Eligible Employee under the Plan until the Compensation Committee certifies in writing that the Company has achieved an Operating Income at least equal to the Minimum Operating Income Level set in accordance with Section V (b) above, and that all of the other conditions under the Plan for payment of the award have been met. For the purposes of this Section, the approved minutes of the Compensation Committee meeting in which the certification is made shall be treated as a written certification.

VII. ADMINISTRATION

(a)

The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full authority to construe, interpret and administer the Plan consistent with the Compensation Committee’s Charter in effect from time to time and with the limitations set forth in this Plan document. For such administrative purposes, the Compensation Committee shall act by the unanimous consent of all of its members. If any administrative matter under the Plan would constitute or involve action affecting the award to be made to a Highly-Compensated Employee, such matter shall be administered by members of the Board who constitute “outside” directors under Section 162(m) of the Internal Revenue Code.

(b)

The Compensation Committee shall have the authority to amend the Plan at any time without notice, provided that any amendment which changes the material terms (as defined by applicable law or regulation) of the performance goals applicable to any Highly-Compensated Employee shall be subject to the approval of the Company’s shareholders. The Relevant Authority may revise the terms of the performance goals set forth in Schedule A which must be met before Performance-Based Compensation Awards may be paid under the Plan; provided, however, that revised performance goals applicable to any Highly-Compensated Employee must be approved by the stockholders of the Company before such amendment is effective. The material terms of a performance goal shall be approved by stockholders if, in a separate vote, a majority of the shares present (in person or by proxy) and entitled to vote on the issue are cast in favor of approval. The Compensation Committee shall have the authority to suspend or terminate the Plan at any time without notice.

VIII. MISCELLANEOUS

(a)

The Plan is not a contract of employment. No term of the Plan shall be construed to restrict the right of the Company to terminate or change the terms of any Eligible Employee’s employment with the Company at any time or to confer on any Eligible Employee the right to continue in the employ of the Company for any period of time or to continue any Eligible Employee’s present or any other rate of compensation. No Eligible Employee shall have any right to future participation in the Plan.

(b)

No right or interest of any Eligible Employee in the Plan shall be assignable or transferable or be subject to any lien, directly, by operation of law, or otherwise, including by execution, levy, garnishment, attachment, pledge, or bankruptcy.

(c)	The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local taxes required by law to be withheld with respect to any such payments.

(d)

This instrument contains the entire understanding between the Company and the Eligible Employees participating in the Plan relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. Neither this Plan nor any provision of the Plan may be waived, modified, amended, changed, discharged or terminated without action by the Compensation Committee or the Board, as appropriate.

(e)	This Plan shall be construed in accordance with, and shall be governed by the internal laws of the State of -Texas without regard to the conflict of laws provisions thereof.

(f)

To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(g)	The section headings are for convenience only and shall not be used in interpreting or construing the Plan.

Schedule A

Schedule of Payout Percentages

Schedule A to Exhibit 10.4

TIMET—North America

Profit Sharing Matrix

2011 Minimum Consolidated OI	$75,000,000
2011 Maximum Consolidated OI	$250,000,000

Grade Level		UN	NI	FP	EE	OS
E12	Min	0.00%	3.40%	6.00%	8.00%	12.00%
	Max	0.00%	13.00%	64.00%	68.00%	73.00%
E11	Min	0.00%	2.80%	5.00%	7.00%	10.00%
	Max	0.00%	11.00%	54.00%	58.00%	63.00%
E10	Min	0.00%	2.20%	4.00%	6.00%	8.00%
	Max	0.00%	9.00%	45.00%	48.00%	52.00%
E09	Min	0.00%	2.00%	4.00%	6.00%	8.00%
	Max	0.00%	9.00%	43.00%	46.00%	49.00%
E08	Min	0.00%	1.80%	4.00%	6.00%	8.00%
	Max	0.00%	7.00%	37.00%	40.00%	44.00%
E07	Min	0.00%	1.60%	4.00%	6.00%	7.00%
	Max	0.00%	6.00%	32.00%	36.00%	39.00%
E06	Min	0.00%	1.20%	4.00%	6.00%	7.00%
	Max	0.00%	6.00%	28.00%	32.00%	37.00%
E05	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	5.00%	25.00%	29.00%	34.00%
E04	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	22.00%	27.00%	31.00%
E03	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
E02	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
NE5	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
NE4	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
NE3	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
NE2	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
NE1	Min	0.00%	1.00%	4.00%	5.00%	6.00%
	Max	0.00%	4.00%	20.00%	25.00%	29.00%
Hourly	Min	0.00%	1.00%	2.00%	3.00%	5.00%
THT	Max	0.00%	4.00%	20.00%	25.00%	29.00%
Hourly	Min	0.00%	5.00%	5.00%	5.00%	5.00%
HDN	Max	0.00%	20.00%	20.00%	20.00%	20.00%
Hourly	Min	0.00%	5.00%	5.00%	5.00%	5.00%
TOR	Max	0.00%	14.00%	14.00%	14.00%	14.00%

Schedule A to Exhibit 10.4

TIMET - Europe

Profit Sharing Matrix

UK
Grade		UN	NI	FP	EE	OS
	Min	0%	2.80%	3%	5%	10%
11	Max	0%	11.00%	54%	58%	63%
	Min	0%	2.20%	3%	4%	8%
10	Max	0%	9.00%	45%	48%	52%
	Min	0%	2.00%	3%	4%	8%
9	Max	0%	9.00%	43%	46%	49%
	Min	0%	1.80%	3%	4%	8%
8	Max	0%	7.00%	37%	40%	44%
	Min	0%	1.60%	3%	4%	7%
7	Max	0%	6.00%	32%	36%	39%
1 to 6	Min	0%	0.00%	2%	3%	4%

(Excluded Goup)	Max	0%	7.00%	20%	22%	26%
1 to 6	Min	0%	0.00%	4%	6%	8%
(M&P)	Max	0%	6.00%	18%	20%	23%

Savoie (mangers only)		UN	NI	FP	EE	OS
10	Min	0%	0%	3%	5%	6%
	Max	0%	0%	26%	31%	37%
9	Min	0%	0%	3%	4%	5%
	Max	0%	0%	21%	27%	32%
8	Min	0%	0%	2%	3%	4%
	Max	0%	0%	17%	22%	28%
7	Min	0%	0%	2%	3%	4%
	Max	0%	0%	11%	17%	22%
6	Min	0%	0%	2%	3%	4%
	Max	0%	0%	7%	13%	19%
5	Min	0%	0%	1%	2%	3%
	Max	0%	0%	6%	11%	16%

Loterios (managers only)
		UN	NI	FP	EE	OS
10	Min	0%	0%	2%	4%	8%
	Max	0%	0%	40%	44%	47%
9	Min	0%	0%	2%	4%	8%
	Max	0%	0%	34%	37%	40%
8	Min	0%	0%	2%	4%	7%
	Max	0%	0%	30%	34%	37%
7	Min	0%	0%	2%	4%	6%
	Max	0%	0%	25%	28%	31%

Schedule B

Example of Calculation of Performance-Based Compensation Award

EXAMPLE I

Assuming: (a) the Board has established a Minimum Operating Income Level of $75 million and a Maximum Operating Income Level of $250 million, (b) an Eligible Employee has a Minimum Payout Percentage of 4% and a Maximum Payout Percentage of 25% of Eligible Earnings and (c) Eligible Employee has Eligible Earnings of $50,000, the Performance-Based Compensation Award due to Eligible Employee at the various levels of actual Operating Income shown below would be as follows:

Operating Income	Performance-Based Compensation Award	Award Amount
$15 million	None	$0
$75 million	4% of Eligible Earnings	$2,000
$150 million	13% of Eligible Earnings	$6,500
$200 million	19% of Eligible Earnings	$9,500
$250 million	25% of Eligible Earnings	$12,500
$275 million	25% of Eligible Earnings	$12,500